UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 1, 2019 (Date of earliest event reported)

A. M. CASTLE & CO.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-5415 (Commission File Number)	36-0879160 (IRS Employer Identification No.)

1420 Kensington Road, Suite 220 Oak Brook, IL 60523 (Address of principal executive offices)

Registrant’s telephone number including area code: (847) 455-7111

Not Applicable (Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13 e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.07	Submission of Matters to a Vote of Security Holders.
A.M. Castle & Co. (the "Company") held its Annual Meeting of Stockholders on May 1, 2019. The matters that were voted on at the Annual Meeting of Stockholders and the final voting results for each matter are set forth below.

Proposal No. 1: Election of Directors
The following director nominees were elected to the Board of Directors of the Company for a one-year term expiring at the Company's 2020 Annual Meeting of Stockholders:

Director Nominee	FOR	WITHHOLD	BROKER NON-VOTES
Jeffrey A. Brodsky	1,618,778	206,310	239,719
Jonathan B. Mellin	1,614,693	210,395	239,719
Jacob Mercer	1,608,157	216,931	239,719
Steven W. Scheinkman	1,751,889	73,199	239,719
Jonathan Segal	1,755,703	69,385	239,719
Michael Sheehan	1,753,852	71,236	239,719
Proposal No. 2: Advisory Vote to Approve Executive Compensation
A proposal to approve, on an advisory basis, the Company's executive compensation as disclosed in the Company's proxy statement passed as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
1,749,170	29,412	46,506	239,719
Proposal No. 3: Ratification of Appointment of Independent Registered Public Accounting Firm
The appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2019 was ratified as follows:

FOR	AGAINST	ABSTAIN
1,998,184	3,323	63,300

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. M. CASTLE & CO.

	By:	/s/ Marec E. Edgar
May 1, 2019		Marec E. Edgar
President

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